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                                                                   EXHIBIT 4.(a)


                              CONSULTING AGREEMENT

AGREEMENT made this 8th day of October, 1998, by and between Fontenoy Investments #71, LTD, a corporation having its principal place of business at 12-14 Finch Road, Douglas, Isle of Man, England IM991TT, hereinafter referred to as the "Consultant", and Enhanced Services Company, Inc., a corporation having its principal place of business at 3415 S. Sepulveda Boulevard, Los Angeles, California 90034, hereinafter referred to as "Company".

WHEREAS, Consultant provides marketing and related services to public and private corporations;

WHEREAS, the Company desires to engage the services of the Consultant for purposes of creating and executing a marketing program to enhance the exposure of the Company to the financial community;

WHEREAS, Consultant wishes to accept such engagement; and

WHEREAS, the parties desire to set forth their respective rights, duties and obligations to each other in writing;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein the parties agree as follows:

1.       OBLIGATIONS OF CONSULTANT

         1.1 Consultant will review the Company's European marketing plan and advise the Company as to Consultant's suggested changes.

         1.2 Consultant will make all necessary arrangements at the Company's sole cost and expense to introduce the Company to appropriate financial consultants, fund managers, media personnel and other members of the financial community, as well as to public relations firms and media sources, with a goal toward enhancing the financial community's knowledge, information and awareness of the Company and its operations.

         1.3 Consultant will also use its best efforts to identify and arrange for meetings with investors and brokerage firms in Europe who may be interested in the Company.

2.       COMPENSATION AND EXPENSES

         2.1 Contractor has agreed to accept 300,000 Shares of the Company's Common Stock as full compensation, upon execution of this Agreement. All Shares are immediately registered.

3.       TERM OF CONTRACT, TERMINATION

         3.1 The term of this Agreement shall be for a period of Three (3) years commencing on the day of date of execution of this Agreement and terminating Three (3) years thereafter, unless renewed or extended in writing by the parties Thirty (30) days' prior to its termination.

         3.2 This Agreement may not be terminated, except as provided herein.


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4.       OBLIGATIONS OF THE COMPANY

         4.1 The Company acknowledges that all persons introduced to the Company either in person, verbally, in writing or by referral, are the exclusive contacts, leads and clients of Contractor.

         4.2 The Company represents and warrants that all documents, financial statements, filings and marketing materials, and any other material provided to Contractor regarding the Company or its operations, will be true and accurate, and that the Company will promptly notify Contractor of any change in any of the material.

         4.3 Neither Contractor nor the Company may bind one another contractually, except for the clauses contained herein.

         4.4 The Company shall identify Contractor absolutely with regard to any and all actions of demand made by any person or entity in relation to the contents of the materials and information provided by the Company.

5.       CONFIDENTIALITY

         5.1 The parties hereto acknowledge that they may, during the course of their performance of their obligations under this agreement, gain access to, or knowledge of confidential or proprietary information regarding another party, as well as trade secrets belonging to another party, including the means and methods by which a party conducts its business operations.

         5.2 All parties therefore agree that they will at all times keep absolutely secret and confidential and that they will not directly or indirectly disclose to any person at any time or make any authorized use of any parties confidential information, proprietary information, or trade secrets, including the means and methods by which the parties conduct their business operations.

6.       DEFAULT

         6.1 Upon a breach of any of the terms of this Agreement by one of the parties hereto ("the defaulting party") the other party ("the non-defaulting party") shall give written notice of such breach to the defaulting party giving such party Seven (7) days to remedy such breach.

         6.2 If the breach is not remedied within the Seven (7) day period aforesaid then the non-defaulting party shall in addition to its other legal rights be entitled to terminate this Agreement.

7.       TERMINATION

         7.1 Either party shall be entitled to terminate this Agreement if one of the parties commits or permits any one or more of the following acts which will constitute a material breach of this Agreement:

             7.1.1 The filing or failure to consent within Ten (10) days of service any bankruptcy petition.

             7.1.2 The liquidation or dissolution of any party.

             7.1.3 The appointment of a voluntary administrator, receiver, for any party.

             7.1.4 Making an assignment for the benefit of creditors or making any composition or arrangement with such creditors.


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             7.1.5 The violation of any law, ordinance, rule or regulation of any government authority in connection with the services provided herein, the operation of the Company, or the materials to be distributed hereunder.

8.       ASSIGNMENT

         8.1 This Agreement shall not be assigned by either party without the prior written consent of the other party.

9.       CHOICE OF LAW

         9.1 All disputes concerning the validity, interpretation, or performance of the Agreement and any of its terms or provisions, or of any rights or obligations of the parties hereto, shall be governed by and resolved in accordance with the laws of the State of California.

10.      ARBITRATION

         10.1 Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including without limitation, any claim that this Agreement, or any part thereof, is invalid, illegal or otherwise voidable or void, shall be submitted to arbitration in accordance with the Commercial Rules of the American Arbitration Association; provided, however that this clause shall not be construed to limit or to preclude either party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate. The arbitration shall be conducted in California, or at the office of the American Arbitration Association, which is closer to said location. Any award or determination of the arbitration tribunal shall be final, non-appealable, and conclusive upon the parties, and judgement thereon may be entered by any court of competent jurisdiction.

         10.2 ATTORNEY'S FEES, If any arbitration or other legal action is initiated by either of the parties hereto, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees in addition to any other relief that may be awarded.

11.      NOTICES

         11.1 All written notices permitted or required by the provisions of the Agreement shall (unless otherwise provided) be deemed so delivered when actually delivered by hand or when placed in United States Mail by Registered Mail or Certified Mail, Return Receipt Requested, postage prepaid and addressed to the following address.


         If to Zulu:       Enhanced Services Company, Inc.
                           3415 S. Sepulveda Boulevard
                           Suite 500
                           Los Angeles, California  90034
                           Attn:  Justin Walker, Esq.
                           Fax No. (310) 397-6132




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         With a copy to:   Enhanced Services Company, Inc.
                           3415 S. Sepulveda Boulevard
                           Suite 500
                           Los Angeles, California  90034
                           Attn: Chief Executive Officer
                           Fax No. (310) 397-6132


         If to Client:     Fontenoy Investments #71, Ltd.
                           12-14 Finch Road
                           Douglas, Isle of Man
                           England  IM991TT
                           Attn: Gordon Mundy
                           Fax No. 011 441 624 646 700

12.      WAIVER AND DELAY

         12.1 No waiver by either party of any breach or series of breaches or series of breaches of defaults in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of either party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

13.      SUCCESSOR AND ASSIGNS

         13.1 This Agreement shall be binding upon and incur to the benefit of the successors and assigns of the parties hereto, subject to the restrictions on assignment contained herein.

14.      ENTIRE AGREEMENT

         14.1 This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other Agreements, oral or otherwise, shall be deemed to exist or to bind either of the parties hereto, and all prior agreements and understandings are superseded hereby. This Agreement can not be modified or changed except by written instrument signed by both of the parties hereto.

15.      TITLES FOR CONVENIENCE

         15.1 Titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.




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16.      SEVERABILITY

         16.1 Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, paragraph, sentence or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite invalid or unenforceable provisions shall be deemed deleted, and the remains part of the Agreement shall continue in full force and effect. If any tribunal or court of competent jurisdiction deems any provision hereof unenforceable, such provision shall be modified only to the extent necessary to render it enforceable and this Agreement shall be valid and enforceable and the parties hereto agree to be bound by and perform same as thus modified.


         IN WITNESS WHEREOF, this Agreement was executed by the parties as of the date first written above.



     ENHANCED SERVICES COMPANY, INC.

     By: /s/
         ---------------------------------------
     Name:
           -------------------------------------
     Title:
            ------------------------------------



     FONTENOY INVESTMENTS #71, LTD.

     By: /s/
         ---------------------------------------
     Name:
           -------------------------------------
     Title:
            ------------------------------------



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